23.1     Consent of Demetrius & Company, L.L.C., Independent Auditor

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 23, 2005, with respect to the audit of the financial statements of Medivisor, Inc. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
May 9, 2005


                                       1